UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934 (Amendment No. )
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LCNB Corp.
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LCNB CORP.
P.O. Box 59
Lebanon, Ohio 45036

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of LCNB Corp., dated March 6, 2020, furnished to shareholders of LCNB Corp. in connection with the solicitation of proxies by the Board of Directors of LCNB Corp. for use at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 7, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.
_____________________________________________________________________________________

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2020

TO THE SHAREHOLDERS OF LCNB CORP.:

In response to the coronavirus (COVID-19) pandemic and in an effort to protect the health and well-being of our shareholders, employees and community, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to hold the LCNB Corp. 2020 Annual Meeting of Shareholders (the “Annual Meeting”) as virtual-only meeting held over the Internet instead of an in-person meeting as previously planned.

The previously announced date and time of the meeting, April 21, 2020 at 10:00 a.m. Eastern Time, will not change. However, the Annual Meeting will be held in a virtual-only format over the Internet. You will not be able to attend the Annual Meeting in person. Shareholders may submit questions in advance of the Annual Meeting by sending them via email to: emeilstrup@lcnb.com. All questions must be sent by 11:59 p.m., Eastern Time, on April 19, 2020.

As described in our proxy materials previously distributed in connection with the Annual Meeting, shareholders of our common shares as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. Shareholders should follow the instructions below to access and participate in the virtual Annual Meeting based on their form of ownership of our common shares:

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Shareholder of Record. If your shares are registered directly in your name with Computershare Investor Services, our stock transfer agent, you are considered the shareholder of record with respect to those shares. Shareholders of record may attend the virtual-only Annual Meeting at www.meetingcenter.io/208434917. To login to the Annual Meeting you will be required to have a control number and password. The password for the meeting is “LCNB2020”. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received. If you were a shareholder as of the close of business on March 2, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Shareholders of record may submit questions or vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website.

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Beneficial Owner of Shares Held in Street Name. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual-only Annual Meeting. To register, shareholders must submit proof of their proxy power (legal proxy) reflecting their LCNB holdings, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2020. You will receive a confirmation email from Computershare of your registration.

Those without a control number may attend as guests of the Annual Meeting, but they will not have the option to vote their shares or ask questions during the virtual Annual Meeting.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common shares promptly in advance of the Annual Meeting. Whether or not shareholders plan to participate in the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting. The proxy card and voting instruction form previously distributed with the proxy materials will not be updated to reflect the change to a virtual-only meeting. You may continue to use the proxy card or voting instruction form to vote your common shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

/s/ Eric J. Meilstrup
Eric J. Meilstrup
President & Chief Executive Officer

April 7, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be Held on April 21, 2020. Our 2020 Proxy Statement and 2019 Annual Report are available free of charge at http://www.lcnbcorp.com/docs.